Exhibit 99.1
PayPal Reports Third Quarter 2019 Results
Revenue of $4.38 billion, growing 19% GAAP EPS of $0.39; non-GAAP EPS of $0.61; includes net unrealized loss of $0.15 per share from strategic investments 9.8 million net new active accounts added, bringing total active accounts to 295 million, up 16%
SAN JOSE, Calif. - October 23, 2019 - Global technology platform and digital payments leader PayPal Holdings, Inc. (NASDAQ: PYPL) today announced third quarter results for the period ended September 30, 2019.

“We had an excellent quarter financially and operationally, reporting 19% revenue growth, more than 200 basis points of operating margin expansion, accelerating TPV growth and nearly 10 million net new active accounts.  This quarter we also announced that we will be the first foreign payments platform to be licensed to provide online payment services in China, a very significant development that has the potential to meaningfully expand our addressable market,” said Dan Schulman, President and CEO of PayPal.

Financial highlights for third quarter 2019

•	Revenue of $4.38 billion; growing 19% on both a spot and foreign currency-neutral (FX-neutral or FXN) basis.

•	GAAP operating income of $0.7 billion, increasing 42%; non-GAAP operating income of $1.03 billion, increasing 30%.

•	GAAP operating margin of 15.9% with non-GAAP operating margin of 23.4%.

•	GAAP tax rate of 4.5%; non-GAAP tax rate of 11.1%.

◦	Adjusting for net unrealized losses from strategic investments, GAAP tax rate of 10.3%; non-GAAP tax rate of 13.5%.

•	GAAP EPS of $0.39, increasing 7%; non-GAAP EPS of $0.61, increasing 5%.

◦	Q3-19 EPS includes a negative impact of $0.15 from net unrealized losses on strategic investments in MercadoLibre (NASDAQ: MELI) and Uber (NASDAQ: UBER).

◦	Excluding the impact of these net unrealized losses, GAAP EPS of $0.54, increasing 48%; non-GAAP EPS of $0.76 increasing 31%.

•	Cash flow from operations of $1.1 billion with free cash flow of $923 million.

•	Repurchased approximately 3.26 million shares of common stock, returning $350 million to stockholders.

•
Accessed public debt markets for the first time and raised $5.0 billion in senior fixed rate notes. PayPal used a portion of the proceeds to repay outstanding borrowings on its 364-day term loan credit facility of $2.5 billion and plans to use the remainder of the proceeds consistent with its capital allocation priorities.

Operating highlights for third quarter 2019

•	9.8 million net new active accounts, bringing total active accounts to 295 million accounts, up 16%.

•	3.1 billion payment transactions, up 25%.

•	$179 billion in total payment volume (TPV), up 25%, or 27% on an FX-neutral basis.

•	39.8 payment transactions per active account on a trailing twelve months basis, up 9%.

PayPal's key business drivers

•	Merchant Services volume grew 31% on an FX-neutral basis.

•	eBay Marketplaces volume declined 3% on an FX-neutral basis versus growth of 3% in Q3-18, and represented 8% of TPV for the quarter versus 11% a year ago.

•	Person-to-Person (P2P) volume grew 39% to $51 billion, and represented 28% of TPV.

•	Venmo processed more than $27 billion of TPV in the third quarter, growing 64%.

PayPal's platform initiatives
In September, PayPal announced its plans to acquire a 70% equity interest in Guofubao Information Technology Co., Ltd. (GoPay), a holder of a payment business license in China. Upon closing, PayPal will be the first foreign payments company to be licensed to provide online payment services in China. The transaction is expected to close in the fourth quarter of 2019 and is subject to customary closing conditions.

In October, PayPal and Synchrony announced an agreement to expand and extend their strategic consumer credit relationship. As part of the agreement, Synchrony will become the exclusive issuer of a Venmo co-branded consumer credit card, which is expected to launch in the second half of 2020.

Third Quarter 2019 Financial and Operating Highlights

	Third Quarter
(presented in millions, except per share data and percentages)	2019	2018	YoY Growth			FX-Neutral YoY Growth
Total Payment Volume (TPV)	$178,670	$143,004	$35,666	25%		27%
GAAP
Net revenues	$4,378	$3,683	$695	19%		19%
Operating margin	15.9%	13.3%	**	262bps		N/A
Effective tax rate	4.5%	18.2%	**	(13.7	pts)	N/A
Net income	$462	$436	$26	6%		N/A
Earnings per diluted share	$0.39	$0.36	$0.03	7%		N/A
Net cash provided by operating activities	$1,096	$4,670	**	**		N/A
Non-GAAP
Net revenues	$4,378	$3,683	$695	19%		19%
Operating margin	23.4%	21.4%	**	207bps		N/A
Effective tax rate	11.1%	16.4%	**	(5.3	pts)	N/A
Net income	$723	$694	$29	4%		N/A
Earnings per diluted share	$0.61	$0.58	$0.03	5%		N/A
Free cash flow	$923	$4,447	**	**		N/A

** Not meaningful.

Cash, Cash Equivalents, and Investments - PayPal’s cash, cash equivalents, and investments totaled $13.2 billion as of September 30, 2019.

Long-Term Debt - PayPal’s long-term debt totaled $5.0 billion as of September 30, 2019.

2019 Financial Guidance
Full year 2019 revenue and earnings guidance

•
PayPal expects revenue to grow approximately 15% at current spot rates and approximately 15% on an FX-neutral basis, to a range of $17.70 - $17.76 billion. As previously disclosed, full year 2019 revenue growth guidance includes an expected decline of approximately 3.5 percentage points for full year 2019 related to the sale of U.S. consumer credit receivables portfolio to Synchrony.

•
PayPal expects GAAP earnings per diluted share in the range of $2.03 - $2.06 and non-GAAP earnings per diluted share in the range of $3.06 - $3.08. EPS guidance for full year 2019 includes $0.11 of net unrealized gains from PayPal's strategic investments recognized in the first three quarters of 2019. GAAP and non-GAAP EPS guidance do not include any expectation of unrealized gains or losses from PayPal's strategic investment portfolio in Q4 2019.

•
Estimated non-GAAP amounts for the twelve months ending December 31, 2019, reflect adjustments of approximately $1.37 - $1.43 billion, including estimated stock-based compensation expense and related payroll taxes in the range of $1.06 - $1.10 billion.

•	Estimated revenue includes approximately 1.5 points of revenue growth from acquisitions that closed in 2018.

•
The dilutive impact of acquisitions that closed in 2018 is estimated to be an approximate $0.41 on GAAP EPS, including an estimated $0.22 of negative impact related to taxes associated with the acquisition of iZettle, and an approximate $0.08 on non-GAAP EPS.

Fourth quarter 2019 revenue and earnings guidance

•	PayPal expects revenue to grow 16 - 17% at current spot rates and 17 - 18% on an FX-neutral basis, to a range of $4.89 - $4.95 billion.

•
PayPal expects GAAP earnings per diluted share in the range of $0.39 - $0.42 and non-GAAP earnings per diluted share in the range of $0.81 - $0.83. GAAP and non-GAAP EPS guidance for fourth quarter 2019 do not include any expectation of unrealized gains or losses from PayPal's strategic investment portfolio. GAAP EPS guidance includes an estimated $0.22 of negative impact related to taxes associated with the acquisition of iZettle.

•
Estimated non-GAAP amounts for the three months ending December 31, 2019, reflect adjustments of approximately $330 - $390 million, including estimated stock-based compensation expense and related payroll taxes in the range of $260 - $300 million.

Please see "Non-GAAP Financial Measures" and "Non-GAAP Measures of Financial Performance" for important additional information.

Quarterly conference call and webcast

PayPal Holdings, Inc. will host a conference call to discuss third quarter 2019 results at 2:00 p.m. Pacific Time today. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their most directly comparable GAAP measures, can be accessed through the company's Investor Relations website at https://investor.paypal-corp.com. In addition, an archive of the webcast will be accessible for 90 days through the same link.

PayPal Holdings, Inc. uses its Investor Relations website (https://investor.paypal-corp.com), its PayPal Stories Blog (https://www.paypal.com/stories/us), Twitter handles (@PayPal and @PayPalNews), LinkedIn page (https://www.linkedin.com/company/paypal), Facebook page (https://www.facebook.com/PayPalUSA/), YouTube channel (https://www.youtube.com/paypal), Dan Schulman’s LinkedIn profile (https://www.linkedin.com/in/dan-schulman/), John Rainey's LinkedIn profile (www.linkedin.com/in/john-rainey-pypl) and Dan Schulman’s Facebook page (https://www.facebook.com/DanSchulmanPayPal/) as a means of disclosing information about the company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to PayPal’s press releases, filings with the Securities and Exchange Commission (“SEC”), public conference calls, and webcasts.

About PayPal

PayPal has remained at the forefront of the digital payment revolution for more than 20 years. By leveraging technology to make financial services and commerce more convenient, affordable, and secure, the PayPal platform is empowering more than 295 million consumers and merchants in more than 200 markets to join and thrive in the global economy. For more information, visit paypal.com.

Presentation

All growth rates represent year-over-year comparisons, except as otherwise noted. FX-neutral results are calculated by translating the current period local currency results by the prior period exchange rate. FX-neutral growth rates are calculated by comparing the current period FX-neutral results with the prior period results, excluding the impact from hedging activities. All amounts in tables are presented in U.S. dollars, rounded to the nearest millions, except as otherwise noted. As a result, certain amounts and rates may not sum or recalculate using the rounded dollar amounts provided.

Non-GAAP financial measures

This press release includes financial measures defined as “non-GAAP financial measures” by the SEC including: non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating income, non-GAAP operating margin, non-GAAP effective tax rate, free cash flow, and adjusted free cash flow. For an explanation of the foregoing non-GAAP measures, please see “Non-GAAP Measures of Financial Performance” included in this press release. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles (GAAP). For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures, see “Non-GAAP Measures of Financial Performance,” “Reconciliation of GAAP Operating Margin to Non-GAAP Operating Margin,” “Reconciliation of GAAP Net Income to Non-GAAP Net Income, GAAP Diluted EPS to Non-GAAP Diluted EPS and GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate,” and “Reconciliation of Operating Cash Flow to Free Cash Flow and Adjusted Free Cash Flow.”

Forward-looking statements

This press release contains forward-looking statements relating to, among other things, the future results of operations, financial condition, expectations, and plans of PayPal Holdings, Inc. and its consolidated subsidiaries that reflect PayPal’s current projections and forecasts. Forward-looking statements can be identified by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” "strategy," "future," "opportunity," “plan,” “project,” “forecast,” and other similar expressions. Forward-looking statements include, but are not limited to, statements regarding projected financial results for the fourth quarter and full year 2019, impact and timing of acquisitions, and projected future growth of PayPal’s businesses. Forward-looking statements are based upon various estimates and assumptions, as well as information known to PayPal as of the date of this press release, and are inherently subject to numerous risks and uncertainties. Accordingly, actual results could differ materially from those predicted or implied by forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the effect of political, business, economic, market, and trade conditions, including any regional or general economic downturn or crisis and any conditions that affect payments or e-commerce growth; fluctuations in foreign currency exchange rates; the competitive, regulatory, payment card association-related and other risks specific to the PayPal, PayPal Credit, Braintree, Venmo, Xoom, iZettle, and other products, especially as PayPal continues to expand geographically and introduce new products and as new laws and regulations related to payments and financial services come into effect; the impact of PayPal's customer choice initiatives, including on its funding mix and transaction expense; PayPal’s ability to successfully compete in an increasingly competitive environment for its businesses, products and services, including competition for consumers and merchants and the increasing importance of mobile payments and mobile commerce; the outcome of legal and regulatory proceedings and PayPal's need and ability to manage regulatory, tax and litigation risks as its products and services are offered in more jurisdictions and applicable laws become more restrictive; changes to PayPal's capital allocation or management of operating cash; uncertainty surrounding the implementation and impact of the United Kingdom's formal notification of its intent to withdraw from the European Union; cyberattacks and security vulnerabilities in PayPal products and services that could disrupt business, reduce revenue, increase costs, harm us competitively, or lead to liability; the effect of management changes and business initiatives; any changes PayPal may make to its product offerings; the effect of any natural disasters or other business interruptions on PayPal or PayPal's customers; PayPal's ability to timely upgrade and develop its technology systems, infrastructure and customer service capabilities at reasonable cost; PayPal's ability to maintain the stability, security, and performance of its Payment Platform while adding new products and features in a timely fashion; risks that planned acquisitions will not be completed on contemplated terms, or at all, and that any businesses PayPal may acquire may not perform in accordance with its expectations; and PayPal's ability to profitably integrate, manage, and grow businesses that have been acquired or may be acquired in the future. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

More information about factors that could adversely affect PayPal's results of operations, financial condition and prospects or that could cause actual results to differ from those expressed or implied in forward-looking statements is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in PayPal’s most recent annual report on Form 10-K and its subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting PayPal's Investor Relations website at https://investor.paypal-corp.com or the SEC's website at www.sec.gov. All information in this release speaks as of October 23, 2019. For the reasons discussed above, you should not place undue reliance on the forward-looking statements in this press release. PayPal assumes no obligation to update such forward-looking statements.

PayPal Holdings, Inc.

Investor Relations Contacts
Gabrielle Rabinovitch	Akila Moorthy
grabinovitch@paypal.com	amoorthy@paypal.com

Media Relations Contact
Amanda Miller
amandacmiller@paypal.com
408.219.0563
Copyright © 1999-2019 PayPal. All rights reserved. Other company and product names may be trademarks of their respective owners.

PayPal Holdings, Inc.
Unaudited Condensed Consolidated Balance Sheets

	September 30, 2019	December 31, 2018
	(In millions, except par value)
ASSETS
Current assets:
Cash and cash equivalents	$6,877	$7,575
Short-term investments	3,585	1,534
Accounts receivable, net	417	313
Loans and interest receivable, net	3,477	2,532
Funds receivable and customer accounts	22,511	20,062
Prepaid expenses and other current assets	881	947
Total current assets	37,748	32,963
Long-term investments	2,771	971
Property and equipment, net	1,701	1,724
Goodwill	6,178	6,284
Intangible assets, net	629	825
Other assets	1,196	565
Total assets	$50,223	$43,332
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$193	$281
Short-term debt	—	1,998
Funds payable and amounts due to customers	24,011	21,562
Accrued expenses and other current liabilities	2,038	2,002
Income taxes payable	98	61
Total current liabilities	26,340	25,904
Deferred tax liability and other long-term liabilities	2,436	2,042
Long-term debt	4,964	—
Total liabilities	33,740	27,946
Equity:
Common stock, $0.0001 par value; 4,000 shares authorized; 1,174 shares outstanding as of both September 30, 2019 and December 31, 2018	—	—
Preferred stock, $0.0001 par value; 100 shares authorized, unissued	—	—
Treasury stock at cost, 102 and 91 shares as of September 30, 2019 and December 31, 2018, respectively	(6,566)	(5,511)
Additional paid-in-capital	15,266	14,939
Retained earnings	7,835	5,880
Accumulated other comprehensive income (loss)	(52)	78
Total equity	16,483	15,386
Total liabilities and equity	$50,223	$43,332

PayPal Holdings, Inc.
Unaudited Condensed Consolidated Statements of Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(In millions, except per share amounts)

Net revenues	$4,378	$3,683	$12,811	$11,225
Operating expenses:
Transaction expense	1,701	1,366	4,877	4,003
Transaction and loan losses	340	295	999	934
Customer support and operations(1)(2)	390	350	1,177	1,030
Sales and marketing (1)(2)	316	325	1,001	913
Technology and development (1)(2)	533	452	1,527	1,341
General and administrative (1)(2)	401	377	1,239	1,111
Restructuring and other charges	—	28	71	297
Total operating expenses	3,681	3,193	10,891	9,629
Operating income	697	490	1,920	1,596
Other income (expense), net	(213)	43	224	94
Income before income taxes	484	533	2,144	1,690
Income tax expense	22	97	192	217
Net income	$462	$436	$1,952	$1,473
Net income per share:
Basic	$0.39	$0.37	$1.66	$1.24
Diluted	$0.39	$0.36	$1.64	$1.22
Weighted average shares:
Basic	1,175	1,181	1,174	1,187
Diluted	1,188	1,199	1,188	1,206

(1) Includes stock-based compensation as follows:
Customer support and operations(2)	51	46	144	129
Sales and marketing(2)	31	30	95	93
Technology and development(2)	119	76	292	222
General and administrative(2)	72	65	226	192
	$273	$217	$757	$636
(2) Prior period amounts have been updated to reflect the classification changes described in the Form 8-K filed on April 9, 2019.

PayPal Holdings, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(In millions)

Cash flows from operating activities:
Net income	$462	$436	$1,952	$1,473
Adjustments:
Transaction and loan losses	340	295	999	934
Depreciation and amortization	227	188	685	553
Stock-based compensation	266	213	736	623
Deferred income taxes	(157)	(123)	(122)	(34)
Cost basis adjustments to loans and interest receivable held for sale	—	—	—	244
Unrealized losses (gains) on strategic investments	228	—	(170)	(31)
Other	(38)	(38)	(130)	(48)
Changes in assets and liabilities:
Accounts receivable	(37)	(134)	(103)	(133)
Changes in loans and interest receivable held for sale, net	—	3,675	4	1,407
Accounts payable	(2)	22	(51)	5
Income taxes payable	(26)	(7)	(33)	(21)
Other assets and liabilities	(167)	143	(470)	(623)
Net cash provided by operating activities	1,096	4,670	3,297	4,349
Cash flows from investing activities:
Purchases of property and equipment	(173)	(223)	(530)	(599)
Proceeds from sales of property and equipment	17	—	17	—
Changes in principal loans receivable, net	(379)	2,573	(1,111)	3,573
Purchases of investments	(6,617)	(5,025)	(19,808)	(15,641)
Maturities and sales of investments	6,853	6,278	17,390	15,947
Acquisitions, net of cash and restricted cash acquired	—	(2,120)	—	(2,136)
Funds receivable	922	(1,329)	(1,292)	(427)
Net cash provided by (used in) investing activities	623	154	(5,334)	717
Cash flows from financing activities:
Proceeds from issuance of common stock	4	5	78	83
Purchases of treasury stock	(350)	(600)	(1,106)	(2,925)
Tax withholdings related to net share settlements of equity awards	(24)	(20)	(473)	(392)
Borrowings under financing arrangements	4,971	—	5,471	2,075
Repayments under financing arrangements	(2,509)	(25)	(2,509)	(1,101)
Funds payable and amounts due to customers	(753)	1,689	2,376	2,767
Net cash provided by financing activities	1,339	1,049	3,837	507
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(48)	(26)	(49)	(89)
Net change in cash, cash equivalents, and restricted cash	3,010	5,847	1,751	5,484
Cash, cash equivalents, and restricted cash at beginning of period	11,974	7,922	13,233	8,285
Cash, cash equivalents, and restricted cash at end of period	$14,984	$13,769	$14,984	$13,769
Supplemental cash flow disclosures:
Cash paid for interest	$31	$21	$76	$47
Cash paid for income taxes, net	$44	$48	$220	$228

PayPal Holdings, Inc.
Unaudited Summary of Consolidated Net Revenues

We earn revenue from the following types of transactions:

•
Transaction revenues: Net transaction fees charged to merchants and consumers on a transaction basis primarily based on the volume of activity, or Total Payment Volume ("TPV"), completed on our Payments Platform, including our PayPal, PayPal Credit, Venmo, Braintree, Xoom, and iZettle products.

•
Other value added services: Net revenues derived primarily from revenue earned through partnerships, subscription fees, gateway fees, and other services we provide to our merchants and customers. We also earn revenues from interest and fees earned primarily on our PayPal credit portfolio of loans receivable, gain on sale of participation interest in certain loans and advances, and interest earned on certain PayPal customer account balances.

Net Revenues by Type	Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(In millions, except percentages)
Transaction revenues	$3,955	$3,878	$3,731	$3,851	$3,343
Current quarter vs prior quarter	2%	4%	(3)%	15%	1%
Current quarter vs prior year quarter	18%	17%	17%	19%	17%
Percentage of total	90%	90%	90%	91%	91%

Other value added services	423	427	397	375	340
Current quarter vs prior quarter	(1)%	8%	6%	10%	(37)%
Current quarter vs prior year quarter	24%	(21)%	(19)%	(25)%	(11)%
Percentage of total	10%	10%	10%	9%	9%

Total net revenues	$4,378	$4,305	$4,128	$4,226	$3,683
Current quarter vs prior quarter	2%	4%	(2)%	15%	(5)%
Current quarter vs prior year quarter	19%	12%	12%	13%	14%

Net Revenues by Geography	Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(In millions, except percentages)
U.S. net revenues	$2,327	$2,297	$2,187	$2,189	$1,962
Current quarter vs prior quarter	1%	5%	—%	12%	(9)%
Current quarter vs prior year quarter	19%	7%	8%	7%	13%
Percent of total	53%	53%	53%	52%	53%

International net revenues	2,051	2,008	1,941	2,037	1,721
Current quarter vs prior quarter	2%	3%	(5)%	18%	1%
Current quarter vs prior year quarter	19%	18%	17%	20%	15%
(FXN) Current quarter vs prior year quarter	20%	18%	17%	19%	15%
Percent of total	47%	47%	47%	48%	47%

Total net revenues	$4,378	$4,305	$4,128	$4,226	$3,683
Current quarter vs prior quarter	2%	4%	(2)%	15%	(5)%
Current quarter vs prior year quarter	19%	12%	12%	13%	14%
(FXN) Current quarter vs prior year quarter	19%	12%	12%	13%	14%

PayPal Holdings, Inc.
Unaudited Supplemental Operating Data

	Three Months Ended,
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(In millions, except percentages)
Active accounts(1)	295	286	277	267	254
Current quarter vs prior quarter	3%	3%	3%	5%	4%
Current quarter vs prior year quarter	16%	17%	17%	17%	15%

Number of payment transactions(2)	3,090	2,973	2,838	2,867	2,463
Current quarter vs prior quarter	4%	5%	(1)%	16%	6%
Current quarter vs prior year quarter	25%	28%	28%	28%	27%

Payment transactions per active account(3)	39.8	39.0	37.9	36.9	36.5
Current quarter vs prior quarter	2%	3%	3%	1%	2%
Current quarter vs prior year quarter	9%	9%	9%	9%	9%

Total Payment Volume(4)	$178,670	$172,359	$161,492	$163,648	$143,004
Current quarter vs prior quarter	4%	7%	(1)%	14%	3%
Current quarter vs prior year quarter	25%	24%	22%	23%	24%
(FXN) Current quarter vs prior year quarter	27%	26%	25%	25%	25%

Transaction Expense Rate(5)	0.95%	0.94%	0.96%	0.96%	0.96%
Transaction and Loan Loss Rate(6)	0.19%	0.18%	0.21%	0.21%	0.21%
Transaction Margin(7)	53.4%	54.8%	54.2%	54.6%	54.9%
Amounts in the table are rounded to the nearest million, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.
(1) An active account is an account registered directly with PayPal or a platform access partner that has completed a transaction on our Payments Platform, not including gateway-exclusive transactions, within the past 12 months.
(2) Payment transactions are the total number of payments, net of payment reversals, successfully completed on our Payments Platform or enabled by PayPal via a partner payment solution, not including gateway-exclusive transactions.
(3) Number of payment transactions per active account reflects the total number of payment transactions within the previous 12 month period, divided by active accounts at the end of the period.
(4) TPV is the value of payments, net of reversals, successfully completed on our Payments Platform or enabled by PayPal via a partner payment solution, not including gateway-exclusive transactions.
(5) Transaction expense rate is calculated by dividing transaction expense by TPV.
(6) Transaction and loan loss rate is calculated by dividing transaction and loan loss by TPV.
(7) Transaction margin is total revenue less transaction expense and transaction and loan loss, divided by total revenue.

PayPal Holdings, Inc.
Non-GAAP Measures of Financial Performance
To supplement the company's condensed consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income, non-GAAP operating margin, non-GAAP effective tax rate, free cash flow and adjusted free cash flow.
These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company's results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the company's results of operations in conjunction with the corresponding GAAP measures.
Reconciliation to the most directly comparable GAAP measure of all non-GAAP measures included in this press release can be found in the tables included in this press release.
These non-GAAP measures are provided to enhance investors' overall understanding of the company's current financial performance and its prospects for the future. Specifically, the company believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses, as the case may be, that may not be indicative of its core operating results and business outlook. In addition, because the company has historically reported certain non-GAAP results to investors, the company believes that the inclusion of non-GAAP measures provides consistency in the company's financial reporting.
For its internal budgeting process, and as discussed further below, the company's management uses financial measures that do not include stock-based compensation expense, employer payroll taxes on stock-based compensation, amortization or impairment of acquired intangible assets, impairment of goodwill, restructuring-related charges, certain other gains, losses, benefits or charges that are not indicative of the company's core operating results and the income taxes associated with the foregoing. In addition to the corresponding GAAP measures, the company's management also uses the foregoing non-GAAP measures in reviewing the financial results of the company.
The company excludes the following items from non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income, non-GAAP operating margin and non-GAAP effective tax rate:
Stock-based compensation expense and related employer payroll taxes. This consists of expenses for equity awards under our equity incentive plans. We exclude stock-based compensation expense from our non-GAAP measures primarily because they are non-cash expenses. The related employer payroll taxes are dependent on our stock price and the timing and size of exercises and vesting of equity awards, over which management has limited to no control, and as such management does not believe it correlates to the operation of our business.
Amortization or impairment of acquired intangible assets, impairment of goodwill, and transaction expenses from the acquisition or disposal of a business. We incur amortization or impairment of acquired intangible assets and goodwill in connection with acquisitions and may incur significant gains or losses or transactional expenses from the acquisition or disposal of a business and therefore exclude these amounts from our non-GAAP measures. We exclude these items because management does not believe they are reflective of our ongoing operating results.
Restructuring. These consist of expenses for employee severance and other exit and disposal costs. The company excludes significant restructuring charges primarily because management does not believe they are reflective of ongoing operating results.
Certain other significant gains, losses, benefits, or charges that are not indicative of the company’s core operating results. These are significant gains, losses, benefits, or charges during a period that are the result of isolated events or transactions which have not occurred frequently in the past and are not expected to occur regularly in the future.  The company excludes these amounts from its non-GAAP results because management does not believe they are indicative of its current or ongoing operating results.
Tax effect of non-GAAP adjustments. This adjustment is made to present stock-based compensation and the other amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income.
The company also uses free cash flow, a non-GAAP measure. Free cash flow represents operating cash flows less purchases of property and equipment. The company considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property, buildings, and equipment, which can then be used to, among other things, invest in the company's business, make strategic acquisitions and investments, and repurchase stock. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company's cash balance for the period.
In addition to the non-GAAP measures discussed above, the company also analyzes certain measures, including net revenues and operating expenses, on an FX-neutral basis to better measure the comparability of operating results between periods. The company believes that changes in foreign currency exchange rates are not indicative of the company’s operations and evaluating growth in net revenues and operating expenses on an FX-neutral basis provides an additional meaningful and comparable assessment of these measures to both management and investors. FX-neutral results are calculated by translating the current period’s local currency results with the prior period’s exchange rate. FX-neutral growth rates are calculated by comparing the current period's FX-neutral results by the prior period's results, excluding the impact from hedging activities.

PayPal Holdings, Inc.
Reconciliation of GAAP Operating Margin to Non-GAAP Operating Margin

	Three Months Ended September 30,
	2019	2018
	(In millions, except percentages)
	(unaudited)
GAAP operating income	$697	$490
Stock-based compensation expense and related employer payroll taxes	277	219
Amortization of acquired intangible assets	52	33
Other(1)	—	28
Acquisition related transaction expense	—	17
Total non-GAAP operating income adjustments	329	297
Non-GAAP operating income	$1,026	$787
Non-GAAP operating margin	23%	21%
(1)Net loss related to the sale of our U.S.consumer credit receivables portfolio.

Reconciliation of GAAP Net Income to Non-GAAP Net Income,
GAAP Diluted EPS to Non-GAAP Diluted EPS,
and GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate

	Three Months Ended September 30,
	2019	2018
	(In millions, except per share data and percentages)
	(unaudited)
GAAP income before income taxes	$484	$533
GAAP income tax expense	22	97
GAAP net income	462	436
Non-GAAP adjustments to net income:
Non-GAAP operating income adjustments (see table above)	329	297
Other(1)	—	14
Tax effect of non-GAAP adjustments	(68)	(53)
Non-GAAP net income	$723	$694

Diluted net income per share:
GAAP	$0.39	$0.36
Non-GAAP	$0.61	$0.58
Shares used in GAAP diluted share calculation	1,188	1,199
Shares used in non-GAAP diluted share calculation	1,188	1,199

GAAP effective tax rate	5%	18%
Tax effect of non-GAAP adjustments to net income	6%	(2)%
Non-GAAP effective tax rate	11%	16%
(1) Tax expense related to the Tax Cuts and Jobs Act and intra-entity transfer of intellectual property.

PayPal Holdings, Inc.
Reconciliation of Operating Cash Flow to Free Cash Flow and Adjusted Free Cash Flow

	Three Months Ended September 30,
	2019	2018
	(In millions/unaudited)
Net cash provided by operating activities	$1,096	$4,670
Less: Purchases of property and equipment	(173)	(223)
Free cash flow	$923	$4,447
Impact of held for sale accounting presentation related to our U.S. consumer credit receivables portfolio on cash flow from operating activities	—	(3,675)
Adjusted free cash flow	$923	$772